UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2012

OASIS PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2012, Mr. Robert L. Zorich, a member of the Board of Directors (the “Board”) of Oasis Petroleum Inc. (the “Company”), notified the Company that he will not stand for reelection and will resign from the Board, effective March 1, 2012.

On February 14, 2012, in order to fill the vacancy created by Mr. Zorich’s resignation from the Board, the remaining Board members elected Mr. Bobby S. Shackouls as a director, effective March 1, 2012. Mr. Shackouls will serve as a Class II director, and he will stand for reelection at the Company’s annual meeting of stockholders in 2012.

The Board has determined that Mr. Shackouls is an independent director under Sections 303A.02 and 303A.07 of the New York Stock Exchange Listed Company Manual and under Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act.”)

There are no understandings or arrangements between Mr. Shackouls and any other person pursuant to which Mr. Shackouls was elected to serve as a director of the Company. There are no relationships between Mr. Shackouls and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Mr. Shackouls will receive compensation in accordance with the Company’s policies for compensating non-employee directors, including any long-term equity incentive awards under the Company’s Long Term Incentive Plan.

In connection with Mr. Shackouls’ election to the Board, he is expected to receive (i) an initial equity award of 500 shares of restricted stock and (ii) an annual equity award having a value of approximately $150,000 in the form of restricted stock. The shares of restricted stock, which will be issued under the Company’s Long Term Incentive Plan, vest one year following the grant date. The Company entered into an indemnification agreement with Mr. Shackouls, on February 14, 2012, effective as of March 1, 2012. The indemnification agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein in its entirety. The indemnification agreement requires the Company to indemnify Mr. Shackouls to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified.

Item 7.01 Regulation FD Disclosure.

On February 15, 2012, the Company announced the election of Mr. Shackouls to the Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act and will not be incorporated by reference into any filing under the Securities Act of 1933 unless specifically identified as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Indemnification Agreement, dated February 14, 2012, effective as of March 1, 2012, between Oasis Petroleum Inc. and Mr. Bobby S. Shackouls.

99.1	Press Release dated February15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: February 15, 2012	By:	/s/ Thomas B. Nusz
Thomas B. Nusz
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Indemnification Agreement, dated February 14, 2012, effective as of March 1, 2012, between Oasis Petroleum Inc. and Mr. Bobby S. Shackouls.

99.1	Press Release dated February 15, 2012.